SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  February 16, 2004


                               NATIONAL COAL CORP
                           ---------------------------
                            (New name of registrant)


                       SOUTHERN GROUP INTERNATIONAL, INC.
                              ---------------------
                          (Previous name of registrant)



Florida                            0-26509                     65-06001212
- ---------------------            ---------                  -----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


                        319 Ebenezer Road, Knoxville, TN 37923
      --------------------------------------------------------------------
                             (Address of Registrant)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (865) 769-3749

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

               None.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

               None.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               None.

ITEM 5.    OTHER EVENTS REGULATION FD DISCLOSURE

        National Coal Corporation Closes $2.75 Million Private Placement

Knoxville, TN, February 16, 2004 - National Coal Corporation (NCLP.PK) announces today that it has completed the sale of 5,000,000 shares of the Company's common stock in a private placement, at a price per share of $0.55. The net proceeds to the Company were $2,750,000. There were no finder or placement fees paid with this transaction.

Crestview Capital Master, LLC, an entity controlled by Crestview Capital Funds, purchased 2,600,000 shares under the placement. This is Crestview's first investment with the Company. The Private Placement was exempt from Registration under Section 6 (6) of the Securities Act of 1933.

About National Coal Corporation

Formed in early 2003, National Coal Corporation owns the coal mineral rights and is currently mining and producing coal within an approximate 65,000 acres mineral tract in Eastern Tennessee.

Contact   Robert   Chmiel   or   Jon   Nix,   CEO   at    865-769-3749   or   at
investorrelations@nationalcoal.com for further information.
----------------------------------
www.nationalcoal.com.
---------------------

About Crestview Capital Funds

Crestview Capital, an Illinois-based private equity fund, has in excess of $80 million under management and has completed over 70 investments since inception.



ITEM 6.    RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

               None.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

        Financial Statements

               None.


        Exhibits

               None.

ITEM 8. CHANGE IN FISCAL YEAR

ITEM 9. REGULATION FD DISCLOSURE

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDERREGISTRANT'S EMPLOYEE BENEFIT
         PLANS.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 16, 2004                         NATIONAL COAL CORP


                                                  By: /s/ Jon Nix
                                                  ---------------------------
                                                  Jon Nix, President